UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): June 22, 2006
VALOR COMMUNICATIONS GROUP, INC.
(Exact name of registrant as specified in charter)
Delaware
(State or other jurisdiction of incorporation)

001-32422 (Commission File Number)	20-0792300 (IRS Employer Identification No.)

201 E. John Carpenter Freeway, Suite 200, Irving, Texas (Address of principal executive offices)	75062 (Zip Code)
Registrant’s telephone number, including area code: (972) 373-1000
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans
SIGNATURE

Item 5.04 Temporary Suspension of Trading under Registrant’s Employee Benefit Plans
     As previously announced, Valor Communications Group, Inc. (“Valor”) has entered into a transaction with Alltel Corporation (“Alltel”) pursuant to which (i) Alltel will spin-off to its stockholders its interest in Alltel Holdings Corp., a subsidiary of Alltel formed for the purpose of holding assets relating to Alltel’s wireline telecommunications business (“Spinco”) and (ii) following the spin-off, Spinco will be merged with and into Valor (the “Merger”), with Valor surviving and changing its name to Windstream Corporation (“Windstream”).
     On June 22, 2006, each of Spinco and Valor sent a notice to individuals anticipated to become directors and executive officers of Windstream, informing them that a trading suspension with respect to the Windstream stock in the Windstream 401(k) Plan will be in effect around the closing of the Merger. The closing date for the Merger is currently anticipated to occur not sooner than July 17, 2006. The notices were delivered in accordance with applicable regulations based on an assumed closing date of July 17, 2006, however, there can be no assurances that the Merger will close on such date, if at all. Alltel and Valor will issue a press release announcing the actual closing date when it is determined.
     The blackout period will be contingent on the closing of the merger. It will commence at 2:00 p.m., CDT, on closing date of the merger and is expected to end as early as the day after the closing and as late as four days after the closing date. In the event that the trading suspension lasts more than three business days, the trading suspension will constitute a “blackout period” with respect to the Windstream 401(k) Plan. Because the length of the trading suspension associated with the Merger may not be determinable until after the trading suspension begins, Spinco and Valor intend to treat the trading suspension in the Windstream 401(k) Plan as a blackout period until normal trading begins in the Windstream 401(k) Plan.
     As a result, according to applicable regulations, individuals anticipated to become directors and executive officers of Windstream were notified that they would be prohibited from trading in Windstream securities during this blackout period. John P. Fletcher, Executive Vice President and General Counsel of Spinco, was designated as the officer to respond to questions by directors and executive officers about the blackout period. Mr. Fletcher’s address is 4001 Rodney Parham Road, Little Rock, Arkansas 72212 and his telephone number is (501) 748-7900.

SIGNATURE
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

VALOR COMMUNICATIONS GROUP, INC.
Date: June 22, 2006	/s/ William M. Ojile, Jr.
	Name:	William M. Ojile, Jr.
	Title:	Senior Vice President, Chief Legal Officer and Secretary